                                                                    EXHIBIT 10.2

                                AMENDMENT TO THE
                             WESTPOINT STEVENS INC.
                  1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

THIS AMENDMENT to the WestPoint Stevens Inc. 1994 Non-Employee Directors Stock Option Plan (the "Plan") is made the 9th day of August 2001 by WestPoint Stevens Inc. (the "Company").

                              W I T N E S S E T H:

WHEREAS, the Company maintains the Plan for the benefit of its eligible non-employee directors;

WHEREAS, the Company's Compensation Committee of the Board of Directors has the authority to amend or modify the Plan at any time and in any respect with certain limitations as stated in the Plan; and

WHEREAS, the Company desires to amend the Plan as provided herein; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company, acting within its authority, has approved the amendment of the Plan as provided herein;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 10. (b) of the Plan is amended in its entirety to read as follows:

                  10. (b) if the service of an Eligible Director holding an outstanding Option is terminated by reason of (i) such Eligible Director's disability (as described in Section 22(e)(3) of the Code),
         (ii) voluntary retirement from service as a director of the Company or
         (iii) failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which case, such Option shall terminate and no longer be exercisable), such Option shall, to the extent not therefore exercised, remain exercisable at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, subject to the above exceptions thereto stated in this clause (b), and (Y) one (1) year after the date of termination of service in the case of termination by reason of voluntary retirement or disability.

2. Except as specified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment effective on the date first written above.

                             WESTPOINT STEVENS INC.

                             By:   /s/ Thomas M. Lane
                                 ----------------------------

                             Title: Senior Vice President & Treasurer
                                    ---------------------------------